Exhibit 5


                                                                January 21, 1998


Symons International Group, Inc.
4720 Kingsway Drive
Indianapolis, Indiana 46205

Gentlemen:

     You have requested my opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Symons International Group, Inc. (the "Corporation"), relating to the offer and sale of up to 1,000,000 common shares of the Corporation (the "Common Shares") under the Symons International Group, Inc. 1996 Stock Option Plan approved by the Corporation's Board of Directors on November 1, 1996, and by the Corporation's shareholders on November 1, 1996 (the "Plan"). In connection with your request, I have made such examination of the corporate records and proceedings of the Corporation and considered such questions of law and taken such further action as I deemed necessary or appropriate to enable me to render this opinion.

     Based upon such examination, I am of the opinion that when the Common Shares have been purchased and the purchase price therefor has been paid in accordance with the Plan, and when the Corporation has complied with the Securities Act of 1933, as amended, and with the securities laws of all jurisdiction in which Common Shares are to be sold pursuant to the exercise of stock options or stock appreciation rights granted under the Plan, the Common Shares will be legally issued, fully paid and nonassessable.

     I consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, however, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                      Very truly yours,


                                                      /s/ David L. Bates
                                                      Vice President, General
                                                      Counsel and Secretary


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